United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 21, 2010

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Matters.

On December 21, 2010, the Company reached a confidential settlement agreement with Navigators Insurance Company which provides for the reimbursement of the majority of the legal fees incurred to date for the SEC investigation and related matters, as well as providing coverage going forward, on a reduced scale, under the Navigators policy.  See the discussion of Navigators’ denial of coverage previously disclosed in Note 9(b)(ii) of its 10Q Quarterly Report for the quarter ended December 31, 2009, and Part I, Item 3(ii), of the Company’s 10-K Annual Report for the fiscal year ended March 31, 2010.  A copy of a Press Release dated December 28, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  See Item 9.01.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	12/28/2010	By:	/s/ Anthony A. Maher
Anthony A. Maher
CEO, acting CFO and Chairman of the Board of Directors

2